UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Whole Earth Brands, Inc.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On or about July 18, 2024, the following letter was distributed to stockholders who have not yet submitted a proxy but are eligible to vote at the Special Meeting of Stockholders of Whole Earth Brands, Inc., scheduled for July 31, 2024.

**** IMPORTANT REMINDER ****

July 18, 2024

Dear Whole Earth Brands Stockholder:

You are receiving this letter because we have not yet received your vote in connection with the special meeting of stockholders to be on July 31, 2024 to approve the merger with Ozark Holdings, LLC and Sweet Oak Merger Sub, LLC

•	If the merger is approved, you will receive $4.875 in cash for each share that you own.

•	If you do not vote, it has the same effect as a vote Against the merger.

•	The Whole Earth Board, acting upon the unanimous recommendation of the Special Committee and following the recusal of Mr. Franklin, unanimously recommends that stockholders vote “FOR” the merger.

Your vote is extremely important, no matter how many or how few shares you may own.

PLEASE VOTE YOUR SHARES TODAY.

Instructions on how to vote over the telephone or Internet are enclosed with this letter. It is quick and easy. Alternatively, you may sign and return the enclosed voting instruction form in the envelope provided

If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow Sodali LLC at 800-662-5200 (toll-free in the US) or at + 203-662-5200.

Thank you for your investment in Whole Earth Brands and for taking the time to vote.